Exhibit 99.1

HeartCore Reports Fourth Quarter and Full Year 2022 Financial Results

NEW YORK, NY and TOKYO, JAPAN – March 30, 2023 – HeartCore Enterprises, Inc. (“HeartCore” or “the Company”), a leading software development company offering Customer Experience Management Platform (“CXM Platform”) and Digital Transformation (“DX”), reported financial results for the fourth quarter and full year ended December 31, 2022.

Fourth Quarter 2022 and Recent Operational Highlights

●	Grew total number of global enterprise customers to 903 as of December 31, 2022.
●	Established HeartCore Capital Advisors, Inc., a subsidiary that will execute Go IPO and provide professional consulting services to Japanese companies seeking to list on a major U.S. exchange.
●	Partnered with Works Applications and AIM Consulting to improve their respective digital auditing solutions through its DX suite of offerings.
●	Signed eighth and ninth Go IPO clients by engaging Libera Gaming Operations and ICheck Co.
●	Acquired a 51% majority stake in Sigmaways Inc., a software engineering service provider delivering IT solutions.
●	Signed sixth and seventh Go IPO consulting service agreement by engaging Genesis Healthcare Co., and kk.BloomZ.
●	Announced that HeartCore’s Content Management System (“CMS”) was introduced by Subaru Group to its centralized management platform for approximately 100 Subaru websites.
●	Partnered with Spirit Advisors, a boutique advisory firm that bridges Japanese companies with U.S. capital markets, to augment HeartCore’s Go IPO Service.
●	Signed fifth Go IPO consulting service agreement by engaging SBC Medical Group.
●	Signed fourth Go IPO consulting service agreement by engaging Metros Development.
●	Entered into a licensing agreement with Transcosmos Digital Technology Inc. to license its advanced process mining tool, Apromore.
●	Hosted HeartCoreDAY2022, a special event focused on solutions that promote digital transformation through two business lines within HeartCore’s CMS product offering, which help businesses create, manage, and modify web content and Digital Transformation.

Management Commentary

“This past year was a period of preparation, as we strategically planted the seeds through milestone events that have poised our organization towards a successful trajectory,” said CEO Sumitaka Yamamoto. “In addition to running our core enterprise software business, we launched Go IPO at the start of 2022 and have already garnered nine clients, completed the acquisition of Sigmaways which strengthens our software capabilities and expands our operations into the U.S., and built up a robust pipeline across all segments of our business. With one of our Go IPO clients, SBC Medical Group Holdings, recently being valued at $1.2 billion, we expect to receive warrants with an approximate value of $32.4 million. This case study serves as a prime example of our team reaping the fruits of our labor from the strategic decisions and investments we’ve made; we are hopeful this segment of our business will continue to be a key growth driver.

“Despite the optically lower financials of our top line, which primarily result from the depreciation of the yen-dollar conversion, I am encouraged by our team’s ability to sustain operations in this pivotal period of strategic investments and preparation. We’ve entered our first full year as a publicly traded company on the Nasdaq on a high note and expect 2023 to be an inflection point for HeartCore.”

Fourth Quarter 2022 Financial Results

Revenues were $2.0 million compared to $2.4 million in the same period last year. The decrease in revenues was due to lower sales of on-premise software and the effects of turbulence within the broader Japanese economy.

Operating expenses increased to $1.9 million from $1.6 million last year. The increase was due to a rise in general and administrative expense, specifically from an increase of hiring for the Go IPO consulting service in addition to advertising.

Net loss was $1.4 million, or $0.08 per diluted share, compared to net loss of approximately $742,000 or $0.05 per diluted share last year. The increase in net loss was primarily due to an increase in operating expenses and a decrease in revenues.

Full Year 2022 Financial Results

Revenues were $8.8 million compared to $10.8 million last year. The decrease in revenues was primarily due to a large, five-year CXM contract being renewed in 2021 and the ongoing depreciation of the Japanese Yen, which were offset by revenues of $1.4 million from the newly established consulting services in 2022.

Operating expenses increased to $10.0 million from $5.1 million last year. The increase was primarily due to an increase in selling and general & administrative expenses, which stem from the Company’s public offering in February 2022, costs associated with the Go IPO consulting service, in addition to the incremental costs from the acquisition of Sigmaways.

Net loss was $6.7 million, or $0.37 per diluted share, compared to net loss of approximately $327,000 or $0.02 per diluted share last year. The increase in net loss was primarily due to the increase in operating expenses.

As of December 31, 2022, the Company had cash and cash equivalents of $7.2 million compared to $3.1 million as of December 31, 2021.

About HeartCore Enterprises, Inc.

Headquartered in Tokyo, Japan, HeartCore Enterprises is a leading software development company offering Software as a Service (SaaS) solutions to enterprise customers in Japan and worldwide. The Company also provides data analytics services that allow enterprise businesses to create tailored web experiences for their clients through best-in-class design. HeartCore’s customer experience management platform (CXM Platform) includes marketing, sales, service and content management systems, as well as other tools and integrations, which enable companies to enhance the customer experience and drive engagement. HeartCore also operates a digital transformation business that provides customers with robotics process automation, process mining and task mining to accelerate the digital transformation of enterprises. Furthermore, HeartCore offers “Go IPO,” a consulting service where it assists private companies with uplisting onto the Nasdaq Stock Market. Additional information about the Company’s products and services is available at www.heartcore.co.jp and https://heartcore-enterprises.com/.

Forward-Looking Statements

All statements other than statements of historical facts included in this press release are forward- looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in HeartCore’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond HeartCore’s control which could, and likely will materially affect actual results, and levels of activity, performance, or achievements. Any forward-looking statement reflects HeartCore’s current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. HeartCore assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

HeartCore Investor Relations Contact:

Gateway Group, Inc.

Matt Glover and John Yi

HTCR@gatewayir.com

(949) 574-3860

HeartCore Enterprises, Inc.

Condensed Consolidated Statements of Operations

	For the year ended December 31,	For the year ended December 31,
	2022	2021

Revenues	$8,818,312	$10,822,514
Cost of revenues	5,467,017	5,634,737
Gross profit	3,351,295	5,187,777

Operating expenses:
Selling expenses	2,826,615	296,778
General and administrative expenses	6,579,734	4,321,241
Research and development expenses	641,025	510,740
Total operating expenses	10,047,374	5,128,759

Income (loss) from operations	(6,696,079)	59,018

Other income (expenses):
Interest income	66,963	6,955
Interest expense	(41,800)	(43,240)
Other income	57,268	30,614
Other expenses	(69,736)	(38,446)
Total other income (expenses)	12,695	(44,117)

Income (loss) before income tax provision	(6,683,384)	14,901

Income tax expense (benefit)	(5,918)	341,945

Net loss	(6,677,466)	(327,044)
Less: net income attributable to non-controlling interest	-	11,112
Net loss attributable to HeartCore Enterprises, Inc.	$(6,677,466)	$(338,156)

Other comprehensive income:
Foreign currency translation adjustment	380,009	123,529

Total comprehensive loss	(6,297,457)	(203,515)
Less: comprehensive income attributable to non-controlling interest	-	12,923
Comprehensive loss attributable to HeartCore Enterprises, Inc.	$(6,297,457)	$(216,438)

Net loss per common share attributable to HeartCore Enterprises, Inc.
Basic	$(0.37)	$(0.02)
Diluted	$(0.37)	$(0.02)

Weighted average common shares outstanding
Basic	17,922,585	15,242,454
Diluted	17,922,585	15,242,454

HeartCore Enterprises, Inc.

Condensed Consolidated Balance Sheets

	December 31,	December 31,
	2022	2021

ASSETS

Current assets:
Cash and cash equivalents	$7,177,326	$3,136,839
Accounts receivable, net	551,064	960,964
Prepaid expenses	538,230	444,405
Due from related party	48,447	50,559
Loan receivable from employee	-	8,341
Other current assets	220,070	15,654
Total current assets	8,535,137	4,616,762

Non-current assets:
Property and equipment, net	203,627	261,414
Operating lease right-of-use assets	2,644,957	3,319,749
Deferred tax assets	263,339	297,990
Security deposits	244,395	278,237
Long-term loan receivable from related party	246,472	335,756
Loan receivable from employee, non-current	-	4,518
Other non-current assets	661	8,737
Total non-current assets	3,603,451	4,506,401

Total assets	$12,138,588	$9,123,163

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$497,742	$646,425
Accrued payroll and other employee costs	360,222	255,082
Due to related party	402	1,110
Current portion of long-term debts	697,877	849,995
Operating lease liabilities, current	291,863	332,277
Finance lease liabilities, current	19,294	37,459
Income tax payables	2,747	10,919
Deferred revenue	1,724,519	1,690,917
Mandatorily redeemable financial interest	-	447,986
Other current liabilities	53,027	281,673
Total current liabilities	3,647,693	4,553,843

Non-current liabilities:
Long-term debts	1,123,735	1,871,580
Operating lease liabilities, non-current	2,421,054	3,076,204
Finance lease liabilities, non-current	459	23,861
Other non-current liabilities	138,018	156,627
Total non-current liabilities	3,683,266	5,128,272

Total liabilities	7,330,959	9,682,115

Shareholders’ equity (deficit):
Preferred shares ($0.0001 par value, 20,000,000 shares authorized, no shares issued and outstanding as of December 31, 2022 and 2021)	-	-
Common shares ($0.0001 par value, 200,000,000 shares authorized; 17,649,886 and 15,819,943 shares issued; 17,649,886 and 15,546,454 shares outstanding as of December 31, 2022 and 2021, respectively)	1,764	1,554
Additional paid-in capital	15,014,607	3,350,779
Accumulated deficit	(10,573,579)	(3,896,113)
Accumulated other comprehensive income (loss)	364,837	(15,172)
Total shareholders’ equity (deficit)	4,807,629	(558,952)
Total liabilities and shareholders’ equity (deficit)	$12,138,588	$9,123,163

HeartCore Enterprises, Inc.

Consolidated Statements of Cash Flows

	For the year ended December 31,	For the year ended December 31,
	2022	2021

Cash flows from operating activities:
Net loss	$(6,677,466)	$(327,044)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expenses	83,333	105,394
Amortization of debt issuance costs	4,546	6,865
Non-cash lease expense	273,836	332,207
Deferred income taxes	(1,610)	329,829
Share-based compensation	1,519,743	18,787
Gain on shares redemption	-	(27)
Changes in assets and liabilities:
Accounts receivable, net	296,835	(341,112)
Prepaid expenses	62,195	(81,473)
Other assets	(201,226)	52,005
Accounts payable and accrued expenses	(70,525)	553,009
Accrued payroll and other employee costs	149,617	39,241
Due to related party	(575)	-
Operating lease liabilities	(283,921)	(346,136)
Finance lease liabilities	(440)	(1,182)
Income tax payables	(6,915)	1,898
Deferred revenue	239,129	304,536
Other liabilities	(195,103)	119,503
Net cash flows provided by (used in) operating activities	(4,808,547)	766,300

Cash flows from investing activities:
Purchases of property and equipment	(57,071)	(36,153)
Advance and loan provided to related parties	-	(142,876)
Repayment of loan provided to related party	44,871	-
Net cash flows used in investing activities	(12,200)	(179,029)

Cash flows from financing activities:
Proceeds from initial public offering, net of issuance cost	13,602,554	-
Proceeds from issuance of common shares prior to initial public offering	220,572	677,945
Repurchase of common shares	(3,500,000)	-
Payments for finance leases	(34,465)	(53,640)
Proceeds from long-term debt	258,087	-
Repayment of long-term debts	(810,750)	(878,625)
Repayment of insurance premium financing	(388,538)	-
Payments for debt issuance costs	(1,630)	(3,033)
Payment for mandatorily redeemable financial interest	(430,489)	-
Net cash flows provided by (used in) financing activities	8,915,341	(257,353)

Effect of exchange rate changes	(54,107)	(251,254)

Net change in cash and cash equivalents	4,040,487	78,664

Cash and cash equivalents - beginning of the year	3,136,839	3,058,175

Cash and cash equivalents - end of the year	$7,177,326	$3,136,839

Supplemental cash flow disclosure:
Interest paid	$41,848	$25,081
Income taxes paid	$3,013	$9,623

Non-cash investing and financing transactions
Remeasurement of the lease liability and right-of-use asset due to lease modification	$-	$225,983
Payroll withheld as repayment of loan receivable from employees	$12,034	$10,948
Expenses paid by related parties on behalf of the Company	$-	$125,054
Reclassification of non-controlling interest to mandatorily redeemable financial interest	$-	$447,986
Share repurchase liability settled by issuance of common shares	$16	$-
Deferred offering costs recognized against the proceeds from the offering	$178,847	$-
Insurance premium financing	$388,538	$-
Retirement of treasury shares	$3,500,000	$-